SECOND AMENDMENT TO THE
CRESCENT ENERGY COMPANY
2021 EQUITY INCENTIVE PLAN

    THIS SECOND AMENDMENT (the “Second Amendment”) to the Crescent Energy Company 2021 Equity Incentive Plan (the “Plan”), has been adopted by the board of directors (the “Board”) of Crescent Energy Company, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

    WHEREAS, the Company previously adopted the Plan;

    WHEREAS, Article XIX of the Plan provides that the Plan may be amended from time to time, subject to the approval of the Company’s stockholders if such stockholder approval is required by the rules of any stock exchange on which the Company’s stock is listed or quoted;

WHEREAS, on July 30, 2024, the Company completed a transaction with SilverBow Resources, Inc., a Delaware corporation (“SilverBow”), whereby SilverBow became a wholly-owned subsidiary of the Company (the “Transaction”);

WHEREAS, as a result of the Transaction, the Company assumed the SilverBow Resources, Inc. 2016 Equity Incentive Plan (as amended, the “SilverBow Plan”) and the Board has determined that it is in the best interests of the Company to amend the Plan in order to authorize the assumption of all authorized but unused shares under the SilverBow Plan (the “SilverBow Shares”) so that such SilverBow Shares, as adjusted to reflect the Transaction, may be granted in the form of Common Stock under the Plan;

WHEREAS, as adjusted to reflect the Transaction, the SilverBow Shares represent 2,848,006 shares of Common Stock;

WHEREAS, the Common Stock is currently listed on the New York Stock Exchange and the assumption of the SilverBow Shares under the Plan as described in the preceding resolutions does not require stockholder approval pursuant to Section 303A.08 of the New York Stock Exchange Listed Company Manual;

WHEREAS, the Plan provides that an amendment to adjust the aggregate number of shares of Common Stock that may be issued under the Plan shall not be contingent on stockholder approval if the Board determines that such adjustment is equitably required in the event that there occurs an event which in the judgment of the Board necessitates such action;

WHEREAS, the Board has determined that the Transaction is such an event that necessitates the adjustment to the aggregate number of shares of Common Stock that may be issued under the Plan; and

WHEREAS, the Board has determined that the Second Amendment shall be made effective as of October 29, 2024 (the “Amendment Effective Date).

NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be amended, effective as of the Amendment Effective Date as set forth below:

1.Section 5.02 of the Plan is hereby deleted and replaced in its entirety with the following:
Subject to adjustment as provided under Article XV, the maximum aggregate number of shares of Common Stock that may be delivered with respect to Awards under the Plan (and the maximum aggregate number of shares of Common Stock that may be issued under the Plan through incentive stock options granted under the Plan) is equal to a number of shares of Common Stock equal to (a) 3,338,550 plus (b) 2,848,006 (the “SilverBow Shares”), which relate to the authorized but unused shares that remained available under the SilverBow Resources, Inc. 2016 Equity Incentive Plan (the “SilverBow Plan”) upon the completion of the Company’s transaction with SilverBow Resources, a Delaware corporation (“SilverBow”), whereby SilverBow became a wholly-owned subsidiary of the Company (the “Transaction”) (such total amount, the “Aggregate Limit”); provided, however, that such Awards of SilverBow Shares (i) shall be subject to the listing rules of the applicable stock exchange, if any, on which the Common Stock is listed (including with respect to the eligibility of the individuals who may be granted such Awards) and (ii) shall not be made after the date that awards or grants could have otherwise been made under the terms of the SilverBow Plan, absent the Transaction.
FURTHER RESOLVED, that except as amended hereby, the Plan shall continue to read in the current state and is specifically ratified and reaffirmed.

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